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                               AMENDMENT NO. 2 TO
                         TRIARC BEVERAGE HOLDINGS CORP.
                             1997 STOCK OPTION PLAN

         Amendment No. 2, dated as of June 21, 2000 ("Amendment"), to the Triarc Beverage Holdings Corp. 1997 Stock Option Plan (the "Plan").

         1. The name of the Plan is hereby changed to the "Snapple Beverage Group, Inc. 1997 Stock Option Plan".

         2. Section 1 of the Plan is hereby amended by replacing the existing
Section 1 with the following:

         "1. PURPOSE

         The purpose of the 1997 Stock Option Plan (the "Plan") of Snapple Beverage Group, Inc. (the "Company") is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the shares of common stock par value $1.00 per share, of the Company (the "Shares") by selected key employees, officers, directors, and consultants of the Company and its subsidiaries and affiliates, and Triarc Companies, Inc. (the "Parent") and its other subsidiaries and affiliates who are important to the success and growth of the business of the Company and its subsidiaries and (ii) assisting the Company to secure and retain services of such persons."

         3. Except as amended above, the provisions of the Plan are hereby confirmed and shall remain in full force and effect.

         4. This Amendment shall have effect as and from June 21, 2000.


         IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed this 21st day of June, 2000.



                                      SNAPPLE BEVERAGE GROUP, INC.


                                      By:   /s/ Gary G. Lyons
                                          ------------------------------
                                            Name:  Gary G. Lyons
                                            Title: Senior Vice President